EX-99.906 CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

John T. Genoy, Principal Executive Officer, and Gregory R. Kingston, Principal Financial Officer of SunAmerica Series Trust (the “registrant”), each certify to the best of his knowledge that:

1.	The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and
2.

The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: October 6, 2025

/s/ John T. Genoy

John T. Genoy

Principal Executive Officer

/s/ Gregory R. Kingston

Gregory R. Kingston

Principal Financial Officer